Exhibit 4.15
Execution Copy
AMENDMENT NO. 2
     This AMENDMENT NO. 2, dated as of February 23, 2006 (this “Agreement”), among (a) DISCOVERY COMMUNICATIONS, INC., a Delaware close corporation (the “Borrower”), (b) the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided in the recitals and in Article I below) who are signatories to this Agreement, and (c) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower, the lenders from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the other Initial Agents have entered into a Credit Agreement dated as of June 15, 2004, as amended by Amendment No. 1 dated as of October 31, 2005 (as so amended, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as hereinafter set forth to amend the burdensome agreements covenant under Section 7.09 thereof; and
     WHEREAS, the Lenders signatory to this Agreement are, on the terms and conditions stated below, willing to grant the request of the Borrower;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
     “Initial Agents” means, collectively, the agents party to the Credit Agreement on the Closing Date: (a) Bank of America, N.A., as Administrative Agent, (b) Banc of America Securities LLC, Wachovia Capital Markets, LLC, and TD Securities (USA) Inc., as Joint Lead Arrangers and Joint Book Managers, (c) Wachovia Bank, National Association, as Syndication Agent, and (d) Toronto Dominion (Texas), Inc., Citibank, N.A., RBC Capital Markets, The Bank of Nova Scotia, and The Royal Bank of Scotland plc, as Documentation Agents.
     1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.08 of the Credit Agreement shall be equally applicable to this Agreement.
Amendment No. 2

ARTICLE II
AMENDMENTS
     The Credit Agreement is hereby amended as follows:
     2.01 Defined Terms. Effective as of the Amendment Effective Date, Section 1.01 of the Credit Agreement is amended as follows:
     (a) New Definitions. The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Amendment No. 2” means that certain Amendment No. 2 dated as of February 23, 2006, among the Borrower, the Lenders party thereto and the Administrative Agent.
     “Second Amendment Effective Date” shall mean the Agreement Effective Date (as such term is defined in Amendment No. 2).”
     (b) Existing Definitions. The existing definition of “Note Purchase Agreement” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced as follows:
     “Note Purchase Agreement” means (a) that certain Amended and Restated Note Purchase Agreement, amended and restated as of November 4, 2005, among the Borrower and the purchasers signatory thereto, entered into in connection with the issuance of $700,000,000 senior unsecured notes of the Borrower, consisting of $300,000,000 of 7.81% Series A Senior Unsecured Notes due March 9, 2006, $180,000,000 of 8.06% Series B Senior Unsecured Notes due March 9, 2008, and $220,000,000 of 8.37% Series C Unsecured Notes due March 9, 2011; (b) that certain Amended and Restated Note Purchase Agreement, amended and restated as of November 4, 2005, among the Borrower and the purchasers signatory thereto, entered into in connection with the issuance of $290,000,000 of senior unsecured notes consisting of $55,000,000 of 7.45% Series A Senior Unsecured Notes due September 30, 2009 and $235,000,000 of 8.13% Series B Senior Unsecured Notes due September 30, 2012; and (c) that certain Note Purchase Agreement, dated as of December 1, 2005, among the Borrower and the purchasers signatory thereto, entered into in connection with the issuance of $480,000,000 of senior unsecured notes consisting of $390,000,000 of 6.01% Series A Senior Unsecured Notes due December 1, 2015 and $90,000,000 of Floating Rate Series B Senior Unsecured Notes due December 1, 2012.”
     2.02 Burdensome Agreements. Effective as of the First Amendment Effective Date, Section 7.09 of the Credit Agreement is deleted and replaced in its entirety as follows:
     “7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any other Restricted Subsidiary or to otherwise transfer property to the Borrower, (b) of any Restricted Subsidiary to Guarantee the Obligations of the Borrower or any other Restricted Subsidiary, or (c) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations of such Person; provided, however, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (f), or (g) solely to the extent any such negative pledge relates to the property
Amendment No. 2

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financed by or the subject of any Lien securing such Indebtedness; provided, further, that in the case of any Restricted Subsidiary which is a joint venture between the Borrower and/or any other Restricted Subsidiary, on the one hand, and any Joint-Venture Partner, on the other hand, where all the owners of the Equity Interests of such joint venture Restricted Subsidiary have entered, or may in the future enter, into a Contractual Obligation with such Restricted Subsidiary limiting the ability of such Restricted Subsidiary (i) to make Restricted Payments to, (ii) Guaranty the Indebtedness of, or (iii) to grant any Lien on the property of such Restricted Subsidiary for the benefit of, in each case, any owner of the Equity Interests in such joint venture Restricted Subsidiary, this Section 7.09 shall not prohibit any such Contractual Obligation; and provided, further, that neither the Borrower nor any Restricted Subsidiary shall waive their rights to the benefits of any such Contractual Obligation as against any Joint-Venture Partner to permit such joint venture Restricted Subsidiary to Guaranty the Indebtedness of such Joint Venture Partner or to grant a Lien on the property of such Restricted Subsidiary for the benefit of such Joint Venture Partner.”
     2.03 Schedule 10.02. The Borrower’s contact information in Schedule 10.02 is amended to delete the address after “with a copy to” and replace such address with “Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: William B. Beekman, Telephone: (212) 909-6215, Telecopier: (212) 521-8813, wbbeeckma@debevoise.com”
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 10.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:
     (a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:
     (i) counterparts of this Agreement executed by (A) the Borrower, and (B) the Required Lenders, or, as to any such Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement; and
     (ii) a Certificate executed by a Responsible Officer of the Borrower, dated the Agreement Effective Date, (A) attaching certified resolutions of the Borrower duly authorizing the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the obligations of the Borrower under this Agreement and under the Credit Agreement as amended by this Agreement and (B) confirming the matters provided in subsection (b) below, and as to such other matters as the Administrative Agent may reasonably request.
     (b) Representations and Warranties. The representations and warranties of the Borrower contained in Article IV hereof shall be true and correct in all material respects.
Amendment No. 2

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lenders to enter into this Agreement, the Borrower, hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:
     4.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower or any Restricted Subsidiary is a party (including, without limitation, any Note Purchase Agreement) or affecting the Borrower or properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law to which the Borrower or its property is subject.
     4.02 Enforceability. Each of this Agreement and the Credit Agreement, as amended by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     4.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     4.04 No Default. No Default or Event of Default exists.
ARTICLE V
MISCELLANEOUS
     5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     5.02 Acknowledgment. In connection with the amendment effected by Section 2.02 of this Agreement, the parties hereto acknowledge and agree that the Borrower shall not be deemed to be or to have been in noncompliance with Section 7.09(b) of the Credit Agreement (as in effect immediately before the Agreement Effective Date) by reason of Section 9.7 of that certain Note Purchase Agreement, dated as of December 1, 2005, among the Borrower and the purchasers signatory thereto, entered into in connection with the issuance of $480,000,000 of senior unsecured notes consisting of $390,000,000 of 6.01% Series A Senior Unsecured Notes due December 1, 2015 and $90,000,000 of Floating Rate Series B Senior Unsecured Notes due December 1, 2012.
     5.03 Effect of Agreement. (a) The Credit Agreement, as specifically amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
Amendment No. 2

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     (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
     5.04 Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of McGuireWoods LLP, as special counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement, in each case, within ten Business Days of receipt of an invoice for any such amount.
     5.05 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     5.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or by other electronic means shall be effective as manual delivery of an executed counterpart hereof.
     5.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]
Amendment No. 2

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.
By	/s/ J. Michael Suffredini
	Name:	J. Michael Suffredini
	Title:	Senior Vice President and Treasurer

Signature Page
Amendment No. 2

BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender

By	/s/ Thomas J. Kane
Name: Thomas J. Kane
Title: Senior Vice President

Signature Page
Amendment No. 2

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ John D. Brady
Name: John D. Brady
	Title:	Director

Signature Page
Amendment No. 2

TORONTO DOMINION (TEXAS) LLC
By	/s/ Jim Bridwell
Name: Jim Bridwell
Title: Authorized Signatory

Signature Page
Amendment No. 2

CITIBANK, N.A.
By	/s/ Robert Parr
Name: Robert Parr
Title: Managing Director

Signature Page
Amendment No. 2

ROYAL BANK OF CANADA

By	/s/ Mark S. Gronich
Name:	Mark S. Gronich
Title:	Authorized Signatory
Signature Page
Amendment No. 2

THE BANK OF NOVA SCOTIA

By	/s/ Brenda S. Insull
Name: Brenda S. Insull
Title: Authorized Signatory

Signature Page
Amendment No. 2

SCOTIABANC INC.

By	/s/ William E. Zarrett
Name: William E. Zarrett
Title: Managing Director

Signature Page
Amendment No. 2

THE ROYAL BANK OF SCOTLAND PLC
By	/s/ Eddie Dec
Name: Eddie Dec
Title: Vice President

Signature Page
Amendment No. 2

CALYON NEW YORK BRANCH

By	/s/ John McCloskey
Name: John McCloskey
Title: Director

By	/s/ Jeremy Horn
Name: Jeremy Horn
Title: Vice President

Signature Page
Amendment No. 2

JPMORGAN CHASE BANK, N.A.

By	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Vice President

Signature Page
Amendment No. 2

FORTIS CAPITAL CORP.
By	/s/ John Crawford
Name: John Crawford
Title: Managing Director

By	/s/ Rachel Lanava
Name: Rachel Lanava
Title: Vice President

Signature Page
Amendment No. 2

SUNTRUST BANK
By	/s/ Jeffrey E. Hauser
Name: Jeffrey E. Hauser
Title: Managing Director

Signature Page
Amendment No. 2

BARCLAYS BANK PLC
By	/s/ David Barton
Name: David Barton
Title: Associate Director

Signature Page
Amendment No. 2

BNP PARIBAS, as Lender
By:	/s/ Stephanie Rogers
Stephanie Rogers
Vice President

By:	/s/ Ola Anderssen
Ola Anderssen
Director

Signature Page
Amendment No. 2

KEYBANK NATIONAL ASSOCIATION

By	/s/ Michelle L. Reef
Name: Michelle L. Reef
Title: Vice President

Signature Page
Amendment No. 2

THE BANK OF NEW YORK COMPANY INC.
By	/s/ Michael E. Masters
Name: Michael E. Masters
Title: Authorized Signer

Signature Page
Amendment No. 2

HSBC BANK USA, N.A.
By	/s/ Robert Elms
Name: Robert Elms
Title: SVP

Signature Page
Amendment No. 2

SUMITOMO MITSUI BANKING CORPORATION
By	/s/ Yoshihiro Hyakutome
Name: Yoshihiro Hyakutome
Title: Joint General Manager

Signature Page
Amendment No. 2

UNION BANK OF CALIFORNIA, N.A.
By	/s/ Erik Allen
Name: Erik Allen
Title: Assistant Vice President

Signature Page
Amendment No. 2

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By	/s/ R. Scott McInnis
Name: R. Scott McInnis
Title: General Manager, Americas

Signature Page
Amendment No. 2

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By	/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

By	/s/ James Neira
Name: James Neira
Title: Associate

Signature Page
Amendment No. 2

WELLS FARGO BANK N.A.
By	/s/ Roy H. Roberts
Name: Roy H. Roberts
Title: Vice President

Signature Page
Amendment No. 2

KBC BANK N.V.
By	/s/ Robert M. Surdam, Jr.
Name: Robert M. Surdam, Jr.
Title: Vice President

By	/s/ Robert Snauffer
Name: Robert Snauffer
Title: First Vice President

Signature Page
Amendment No. 2